UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF l934

TECHPRECISION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	51-0539828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Bella Drive West Minister, MA (978) 874-0591	01473
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

This Form 8-A12B hereby registers TechPrecision Corporation’s (the “Registrant”) common stock, par value $0.0001 per share (the “Common Stock”).

A detailed description of the Common Stock to be registered hereunder is set forth under the caption “Description of Securities” in Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended March 31, 2022, as filed with the Securities and Exchange Commission on August 10, 2022, which description is incorporated herein by reference.

Item 2.	Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 4, 2023

TECHPRECISION CORPORATION

By:	/s/ Thomas Sammons
Thomas Sammons
Chief Financial Officer